UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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Ashford Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 2, 2019

ASHFORD INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-36400	82-5237353
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC

ITEM 7.01           REGULATION FD DISCLOSURE

On October 2, 2019, Ashford Inc. (the “Company”) announced that it has agreed to immediately acquire an aggregate of 412,974 shares of its common stock currently owned by Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust”) and Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar”), respectively, for $30 per share, resulting in a total cost of approximately $12.4 million.  This stock purchase represents approximately 16% of the Company’s common shares outstanding.  Due to the parameters of the private letter ruling expected to be received from the Internal Revenue Service (“IRS”), Ashford is only able to acquire the shares held by Braemar’s and Ashford Trust’s taxable REIT subsidiaries.  Ashford Trust has announced that it intends to distribute its remaining 205,086 shares of Ashford common stock to its shareholders and unitholders in a pro-rata distribution. Braemar has also announced that it intends to distribute its remaining 174,983 shares of Ashford common stock to its shareholders and unitholders in a pro-rata distribution.

This stock purchase relates to the closing conditions of the Company’s planned acquisition of Remington Holdings, L.P.’s hotel management business.  That proposed acquisition, which was previously announced on June 3, 2019, is expected to close in the fourth quarter of 2019. The transaction remains subject to approval by the Company’s stockholders and customary closing conditions.  The stockholder vote has been set for October 24, 2019, and the Company expects to receive the official issued private letter ruling related to the Remington transaction from the IRS very soon.  Ashford Trust and Braemar also announced that the pro-rata distribution of the remaining Ashford shares is contingent upon, and will occur immediately prior to, Ashford’s planned acquisition of Remington Holdings, L.P.’s hotel management business.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Form 8-K and Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit Number	Description

99.1	Press Release, dated October 2, 2019

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2019

ASHFORD INC.

By:	/s/ ROBERT G. HAIMAN
Robert G. Haiman
Executive Vice President, General Counsel & Secretary

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EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD ANNOUNCES REPURCHASE OF STOCK FROM

ASHFORD TRUST AND BRAEMAR HOTELS & RESORTS

Stock Purchase Represents Approximately 16% of Common Shares Outstanding

DALLAS, October 2, 2019 — Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today announced that it has agreed to immediately acquire an aggregate of 412,974 shares of its common stock currently owned by Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust”) and Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar”), respectively, for $30 per share, resulting in a total cost of approximately $12.4 million.  This stock purchase represents approximately 16% of the Company’s common shares outstanding.  Due to the parameters of the private letter ruling expected to be received from the Internal Revenue Service (“IRS”), Ashford is only able to acquire the shares held by Braemar’s and Ashford Trust’s taxable REIT subsidiaries.  Ashford Trust has announced that it intends to distribute its remaining 205,086 shares of Ashford common stock to its shareholders and unitholders in a pro-rata distribution. Braemar has also announced that it intends to distribute its remaining 174,983 shares of Ashford common stock to its shareholders and unitholders in a pro-rata distribution.

This stock purchase relates to the closing conditions of the Company’s planned acquisition of Remington Holdings, L.P.’s hotel management business.  That proposed acquisition, which was previously announced on June 3, 2019, is expected to close in the fourth quarter of 2019. The transaction remains subject to approval by the Company’s stockholders and customary closing conditions.  The stockholder vote has been set for October 24, 2019, and the Company expects to receive the official issued private letter ruling related to the Remington transaction from the IRS very soon.  Ashford Trust and Braemar also announced that the pro-rata distribution of the remaining Ashford shares is contingent upon, and will occur immediately prior to, Ashford’s planned acquisition of Remington Holdings, L.P.’s hotel management business.

“We are pleased to announce this acquisition of stock, as we believe acquiring this significant block of approximately 16% of our common stock for $30 per share is in the best interest of our shareholders,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer.  “We are also pleased to announce that we expect to receive the required private letter ruling from the IRS very soon and look forward to adding Remington’s hotel management business to our growing platform of hotel-related services.”

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “can,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse litigation or regulatory developments; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; risks related to Ashford Inc.’s ability to complete the acquisition on the proposed terms; the possibility that competing offers will be made; risks associated with the Remington Hotel Management business combination transaction, such as the risk that the Hotel Management business will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized.  These and other risk factors are more fully discussed in Ashford Inc.’s filings with the Securities and Exchange Commission (SEC) including Ashford Inc.’s definitive proxy statement filed with the SEC on September 23, 2019 and Ashford Inc.’s 10-K filed with the SEC on March 8, 2019.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

Additional Information and Where to Find It

In connection with Ashford Inc.’s acquisition of Remington Holdings, L.P.’s hotel management business, Ashford Inc. has filed a definitive proxy statement and Ashford Nevada Holding Corp. (a subsidiary of Ashford Inc., to be renamed Ashford Inc. at the closing of the transaction) has filed a Registration Statement on Form S-4 (Registration No. 333-232736), which includes a joint proxy statement/prospectus.  Additionally, Ashford Inc. files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS OF ASHFORD INC. ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ASHFORD INC. WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASHFORD INC. AND THE TRANSACTION.  The proxy/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ashford Inc. with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission at Ashford Inc.’s website, www.ashfordinc.com, under the “Investors” link, or by requesting them in writing or by telephone from us at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attn: Investor Relations or (972) 490-9600.

Ashford Inc. and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of Ashford Inc. in favor of the proposed merger. Information about the directors and executive officers of Ashford Inc. and their ownership of Ashford Inc. capital stock is set forth in its definitive proxy statement on Schedule 14A for its special meeting of stockholders, as filed with the SEC on September 23, 2019. Additional information regarding the participants in the solicitation of proxies and a description of their direct and indirect interests, by security holdings or otherwise, with respect to the proposed merger is included in the definitive proxy statement filed by Ashford Inc. with the SEC.

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